Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is dated as of April 13, 2016 (the “Agreement Date”), by and between NOTIS GLOBAL, INC. (P/K/A MEDBOX, INC.), a corporation organized and existing under the laws of the State of Nevada (the “Company”), and YA II PN, LTD. (P/K/A YA GLOBAL MASTER SPV, LTD.), a Cayman Islands exempt limited partnership (the “Investor”).

WITNESSETH

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Investor, and the Investor shall purchase from the Company, a convertible promissory note, substantially in the form attached hereto as Exhibit A (the “Note”), in an aggregate principal amount of up to $225,000;

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Investor hereby agree as follows:

1. PURCHASE AND SALE OF NOTE

(a) Purchase of Note. The Investor shall purchase, and the Company shall sell, the Note in the aggregate principal amount of $225,000, which shall be purchased for 100% of the face amount of the Note. The purchase and sale of the Note will occur on the date hereof (the “Closing” and the date of the Closing shall be referred to as the “Closing Date”), subject to the satisfaction of all the conditions precedent set forth below.

(b) Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date, (i) the Investor shall deliver to the Company the principal amount of the Note, and (ii) the Company shall deliver to the Investor, the Note duly executed on behalf of the Company in the principal amount so purchased. The parties agree that at the Closing the Investor shall deduct a commitment fee in the amount of $15,000 from the proceeds of the Note and a structuring fee of $10,000 from the proceeds of the Note (in each case to be payable to YA Global II SPV LLC as designee of the Investor) as set out on a signed closing statement (the “Closing Statement”).

(c) Conditions Precedent to the Closing. The obligation of the Investor hereunder to purchase the Note at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion:

(i) There shall not have been any condition, circumstance, or situation that has resulted in or would reasonably be expected to result in a “Material Adverse Effect,” where “Material Adverse Effect” shall mean any condition, circumstance, or situation that may result in, or reasonably be expected to result in (1) a material adverse effect on the legality, validity or enforceability of this Agreement or the transactions contemplated herein, (2) a material adverse effect on the results of operations, assets, business or condition (financial or otherwise) of the Company, taken as a whole, or (3) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement, the Note, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder (collectively, the “Transaction Documents”);

(ii) The Company’s common stock (“Common Stock”) shall be authorized for quotation or trading on the OTCQB of the OTC Markets Group (the “Principal Market”) and trading in the Common Stock shall not have been suspended for any reason;

(iii) The Company is not in material default nor aware of any potential material default with any of its lenders (including any holders of its convertible debentures), except as has been disclosed in the Company’s filings with the United States Securities and Exchange Commission (the “SEC”);

(iv) The Company has received all necessary authorizations required to issue and sell the Note to the Investor and shall have provided the Investor with a copy of board minutes authorizing such issuance; and

(v) The parties have signed a Closing Statement with respect to the Closing in an agreed upon form.

2. INVESTOR’S REPRESENTATIONS AND WARRANTIES.

Investor hereby represents and warrants to the Company that the following are true and correct as of the date hereof, and as of the Closing Date:

(a) Organization and Authorization. The Investor is duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite power and authority to purchase and hold the Note. The decision to invest and the execution and delivery of this Agreement by such Investor, the performance by such Investor of its obligations hereunder and the consummation by such Investor of the transactions contemplated hereby have been duly authorized and requires no other proceedings on the part of the Investor. The undersigned has the right, power and authority to execute and deliver this Agreement and all other instruments on behalf of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming the execution and delivery hereof and acceptance thereof by the Company, will constitute the legal, valid and binding obligations of the Investor, enforceable against the Investor in accordance with its terms.

(b) Evaluation of Risks. The Investor has such knowledge and experience in financial, tax and business matters as to be capable of evaluating the merits and risks of, and bearing the economic risks entailed by, an investment in the Company and of protecting its interests in connection with this transaction. It recognizes that its investment in the Company involves a high degree of risk.

(c) Investment Purpose. The Note is purchased by the Investor for its own account, and for investment purposes. The Investor agrees not to assign or in any way transfer the Investor’s rights to the Note or any interest therein and acknowledges that the Company will not recognize any purported assignment or transfer of the Note except in accordance with applicable Federal and state securities laws. No other person has or will have a direct or indirect beneficial interest in the Note. The Investor agrees not to sell, hypothecate or otherwise transfer the Note unless the Note is registered under Federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such laws is available.

(d) Accredited Investor. The Investor is an “Accredited Investor” as that term is defined in Rule 501(a)(3) of Regulation D of the Securities Act of 1933 (the “Securities Act”).

(e) Information. The Investor and its advisors (and its counsel), if any, have been furnished with all materials relating to the business, finances and operations of the Company and information it deemed material to making an informed investment decision. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. Neither such inquiries nor any other due diligence investigations conducted by such Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in this Agreement. The Investor understands that its investment involves a high degree of risk. The Investor has sought such accounting, legal and tax advice, as it has considered necessary to make an informed investment decision with respect to this transaction.

(f) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Note offered hereby.

(g) Not an Affiliate. The Investor is not an officer, director or a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with the Company or any “Affiliate” of the Company (as that term is defined in Rule 405 of the Securities Act).

3. COMPANY’S REPRESENTATIONS AND WARRANTIES. Except as stated below or in the SEC Documents, the Company hereby represents and warrants to, the Investor that the following are true and correct as of the date hereof, and as of the Closing Date:

(a) Organization and Qualification. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power to own its properties and to carry on its business as now being conducted. Each of the Company and its subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect on the Company and its subsidiaries taken as a whole. The Company has furnished or made available to the Investor true and correct copies of the Company’s Articles of Incorporation and amendments as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s By-laws, as in effect on the date hereof (the “By-laws).

(b) Authorization, Enforcement, Compliance with Other Instruments. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and any other Transaction Document, and to issue the Note in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement and any other Transaction Document by the Company and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by the Company’s Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Agreement, the Note (when issued) and any related agreements have been duly executed and delivered by the Company, (iv) this Agreement, the Note (when issued), and any other Transaction Document, constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

(c) No Conflict. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (i) result in a violation of the Articles of Incorporation, any certificate of designations of any outstanding series of preferred stock of the Company or By-laws or (ii) conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market on which the Common Stock is quoted) applicable to the Company or any of its subsidiaries or by which any material property or asset of the Company or any of its subsidiaries is bound or affected and which would cause a Material Adverse Effect. Except as disclosed in the SEC Documents, neither the Company nor its subsidiaries is in violation of any term of or in default under its Articles of Incorporation or By-laws or their organizational charter or by-laws, respectively, or any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its subsidiaries. The business of the Company and its subsidiaries is not being conducted in violation of any material law, ordinance, regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement in accordance with the terms hereof or thereof except as such consent, authorization or order has been obtained prior to the date hereof. The Company and its subsidiaries are unaware of any fact or circumstance which might give rise to any of the foregoing.

(d) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) during the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (all of the foregoing filed within the two years preceding the date hereof as amended after the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein and including the 10-K for the year ended December 31, 2015 to be filed on or about the date hereof, being hereinafter referred to as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Document prior to the expiration of any such extension. The Company has delivered to the Investor or its representatives, or made available through the SEC’s website at http://www.sec.gov, true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to the Investor which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(e) No Default. Except as disclosed in the SEC Documents, the Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, debenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound and neither the execution, nor the delivery by the Company, nor the performance by the Company of its obligations under this Agreement or any of the exhibits or attachments hereto will conflict with or result in the breach or violation of any of the terms or provisions of, or constitute a default or result in the creation or imposition of any lien or charge on any assets or properties of the Company under its Articles of Incorporation, By-Laws, any material indenture, mortgage, deed of trust or other material agreement applicable to the Company or instrument to which the Company is a party or by which it is bound, or any statute, or any decree, judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its properties, in each case which default, lien or charge is likely to cause a Material Adverse Effect.

(f) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(g) Absence of Litigation. Except as set forth in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company, the Common Stock or any of the Company’s subsidiaries, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect.

(h) Subsidiaries. Except as disclosed in the SEC Documents, the Company does not presently own or control, directly or indirectly, any interest in any other corporation, partnership, association or other material business entity.

(i) Tax Status. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company and each of its subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(j) Certain Transactions. Except as set forth in the SEC Documents none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(k) Foreign Corrupt Practices. Neither the Company nor any subsidiary, nor, to the knowledge of any of the forgoing, any director, officer, agent, employee or affiliate of any of them is a person or entity (“Person”) that is, or is owned 50% or more or controlled by one or more Persons that are: (i) on the list of Specially Designated Nationals and Blocked Persons maintained by the U.S. Department of Treasury’s Office of Foreign Asset Control (“OFAC SDN List”), (ii) the subject of any economic sanctions administered or enforced by OFAC or the U.S. State Department, the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor (iii) has a place of business in, or is operating, organized, resident or doing business in, a country or territory that is, or whose government is, the subject of OFAC’s sanctions programs (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria) (“Sanctions Programs”)

(l) Except with respect to the material terms and conditions of the transactions contemplated by this Agreement, all of which shall be publicly disclosed by the Company as soon as possible after the date hereof, the Company covenants and agrees that neither it, nor any other person acting on its behalf, will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have entered into a written agreement with the Company regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4. COVENANTS.

(a) The Company undertakes to the Investor that, from the date of this Agreement and for so long as any amount is owed to the Investor outstanding under this Agreement or otherwise, it shall (i) procure that it and each subsidiary and their respective officers and directors, employees, agents, consultants, representatives, distributors, and other third-party intermediaries shall comply with all applicable laws, including without limitation all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions Laws; (ii) will comply with all applicable laws, including without limitation all applicable Anti-Corruption Laws, Anti-Money Laundering Laws, and Sanctions Laws and will not take any action which will cause the Investor to be in violation of any such laws; and (iii) will not use, directly or indirectly, any part of the proceeds under the Agreement, or any other proceeds received from the Investor, for any purpose that violates or causes the Investor to be in violation of any applicable laws, including without limitation any applicable Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions Laws.

(b) Security Interest. Within 30 days of the date hereof, the Company shall grant a security interest to the Investor (on its behalf and as collateral agent for Hudson Street LLC) over all its assets, including its stock ownership in its subsidiary, ESWD I, LLC (but not the assets of ESWD I, LLC), except as otherwise agreed between the parties, by executing and delivering to the Investor a security agreement substantially in the form set forth as Exhibit B (“Security Agreement”) attached hereto. The Security under the Security Agreement shall be released as soon as the total aggregate balance owed to the Investor and Hudson Street LLC (collectively, the “YA Parties”) is less than $500,000.

(c) Use of Proceeds. The Company shall use $192,500 of the proceeds of the Notes purchased hereunder to pay its directors and officers liability insurance premiums for coverage extending through February 2017.

(d) Early Repayment. Unless otherwise agreed by the Investor, in connection with the first $1,500,000 of funds received by the Company from any equity financing transaction of the Company, the Company shall as soon as possible upon receipt of any funds, use one third of such funds (up to $500,000) to make principal repayments of amounts outstanding to the Investor, plus a redemption premium of 30% of the principal amount being paid.

(e) Share Reserve. As of the date that the Company completes the increase of its authorized shares of common stock as proposed in the proxy statement dated March 15, 2016, the Company shall reserve from its duly authorized shares of common stock, a number of shares at least equal to 300% of the Required Minimum as of such date (the “Initial Reserve”) for issuance to the YA Parties. If as of any date the Initial Reserve is less than the 200% of the Required Minimum as of such date, then the Company shall promptly increase the share reserve to at least equal to 300% of the Required Minimum and obtain an updated transfer agent instruction letter confirming the increase in the share reserve. If, on any date, the number of authorized shares of common stock that are unissued and otherwise unreserved (for parties other than the YA Parties) is less than 200% of the Required Minimum on such date, then the Board of Directors shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least 300% of the Required Minimum at such time, as soon as possible and in any event not later than the 75th day after such date, to the extent within the Company’s control. For the purposes hereof, the term “Required Minimum” means, as of any date, the total aggregate number of shares of common stock potentially issuable upon conversion or exercise in full of all instruments (including convertible debentures, promissory notes, warrants, or otherwise) then held by the YA Parties, ignoring any conversion or exercise limits set forth therein, and assuming that the conversion price or exercise price, as the case may be, is equal to the conversion price or exercise price as of the date of determination.

5. INDEMNIFICATION. The Company will indemnify and hold the Investor and its directors, officers, shareholders, members, partners, employees and agents (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title), each person who controls the Investor, and the directors, officers, shareholders, agents, members, partners or employees (and any other persons with a functionally equivalent role of a person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, the Note, or any other Transaction Document or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by herein (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under this Agreement or any agreements or understandings such Purchaser Party may have with any such stockholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any

Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or any other Transaction Document. The indemnification required by this Section 4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

6. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. Each of the parties consents to the jurisdiction of the state courts of the State of New York and the U.S. District Court for the District of New York sitting in Manhattan, for the adjudication of any civil action asserted pursuant to this paragraph.

7. NOTICES. Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by electronic mail (provided that the electronic mail transmission is not returned in error or the sender is not otherwise notified of any error in transmission); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company, to:	Notis Global, Inc. 600 Wilshire Blvd., Ste. 1500 Los Angeles, CA 90017 Attention: C. Douglas Mitchell

With a copy to:

If to the Holder:

With a copy to:

or at such other address and/or electronic mail address and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three Business Days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, or receipt from a nationally recognized overnight delivery service in accordance with clause (i), or (iii) above, respectively.

8. MISCELLANEOUS.

(a) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser (other than by merger). The Purchaser may assign any or all of its rights under this Agreement to any person to whom such Purchaser assigns or transfers the Note, or a portion thereof, provided that such transferee agrees in writing to be bound, with respect to the Note, by the provisions of the this Agreement that apply to the Investor.

(c) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by the Investor in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Investor with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Investor to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Investor’s election.

(d) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Investor and the Company with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein, contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

[signature page follows]

IN WITNESS WHEREOF, each of the Investor and the Company have caused their respective signature page to this Note Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

NOTIS GLOBAL, INC.

By:
Name:	C. Douglas Mitchell
Title:	Chief Financial Officer

INVESTOR:

YA II PN, LTD.

By:	Yorkville Advisors Global LP
Its:	Investment Manager

	By:	Yorkville Advisors Global LLC
	Its:	General Partner

By:
Name:
Title:

12